EXHIBIT 5.1


                                  May 31, 2002


Visionics Corporation
5600 Rowland Road
Minnetonka, MN  55343

                     RE: REGISTRATION STATEMENT ON FORM S-3
                     --------------------------------------

Gentlemen:

         We have acted as counsel to Visionics Corporation, a corporation organized under the laws of the State of Delaware (the "Company") in connection with the preparation of a registration statement on Form S-3 (the "Registration Statement") to be filed by the Company with the Securities and Exchange Commission on May 31, 2002 relating to the registration under the Securities Act of 1933, as amended (the "1933 Act", of 75,000 shares of the Company's common stock, $.01 par value (the "Shares") issuable upon exercise of one or more common stock purchase warrants (the "Warrants").

         This opinion is being furnished in accordance with the requirements of
Item 601(b)(5) of Regulation S-K under the 1933 Act.

         In connection with the rendering of this opinion, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of (i) the Registration Statement; (ii) the Certificate of Incorporation and the Bylaws of the Company, as amended, each as currently in effect; (iii) certain resolutions adopted by the Board of Directors of the Company relating to the issuance of the Shares, the preparation and filing of the Registration Statement and certain related matters; (iv) certain agreements, certificates of public officials, certificates of other officers or representatives of the Company or others; and (v) such other documents, certificates and records as we deemed necessary or appropriate as a basis for the opinions expressed herein.

         In our examination, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified, conformed or photostatic copies and the authenticity of the originals of such copies. As to any facts material to the opinions expressed herein which we have not independently established or verified, we have relied upon statements and representations of officers and other representatives of the Company and others.

         We are attorneys licensed to practice in the State of Minnesota and the opinions expressed herein are limited to the laws of the State of Minnesota and the Delaware General Corporation Law.

         Based upon and subject to the limitations, qualifications, exceptions and assumptions set forth herein, it is our opinion that:

         1. The Company is a validly existing corporation in good standing under the laws of the State of Delaware.

         2. The Shares have been duly authorized and, upon issuance following the Company's receipt of the exercise price contemplated by the Warrants, will be validly issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our name under the caption "Legal Matters" in the prospectus filed as part of the Registration Statement.

         This opinion is furnished to you in connection with the filing of the Registration Statement and, except as provided in the immediately preceding paragraph, is not to be used, circulated, quoted for any other purpose or otherwise referred to or relied upon by any other person without the express written permission of this firm.

                                          Very truly yours,


                                          /s/ MASLON EDELMAN BORMAN & BRAND, LLP